CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report on Pioneer Balanced Fund dated February 2, 1998 (and to all references to our firm) included in or made a part of Post-Effective Amendment No. 60 and Amendment No. 29 to Registration Statement File Nos. 2-28273 and 811-1605, respectively.



                                                     /s/ARTHUR ANDERSEN LLP
                                                     ARTHUR ANDERSEN LLP




Boston, Massachusetts
April 27, 1997